Contact: Anne-Marie Megela

Vice President, Investor and Media Relations

1.800.2GEVITY (1.800.243.8489), x4672

annemarie.megela@gevity.com

                                                                                                                                                            Exhibit 99.1

GEVITY ANNOUNCES CHANGES TO SENIOR MANAGEMENT STRUCTURE

BRADENTON, FL, October 16, 2006 - Gevity (NASDAQ: GVHR), the leading provider of a comprehensive insourced employment management solution for small- and medium-sized businesses, announced today changes to the senior management structure.

Reporting directly to Erik Vonk, Chairman and Chief Executive Officer, will be Paul Benz, Chief Information Officer, and Michael Collins, Chief Marketing Officer, in addition to Peter Grabowski, Chief Financial Officer and Cliff Sladnick, Chief Administrative Officer, who currently report to Mr. Vonk.

Mr. Grabowski’s role as Chief Financial Officer has been expanded to include field operations and benefit programs. Mr. Sladnick will manage internal HR and strategic planning in addition to his current responsibility for corporate development, investor relations and legal. Mr. Benz will maintain responsibility for information technology and shared services and Mr. Collins will continue to lead the company’s overall marketing and solutions programs.

In addition, Lisa Harris will be retiring at the end of the year. Ms. Harris currently serves as Gevity’s Chief Technology Officer, a role she assumed following the appointment of Mr. Benz as the company’s Chief Information Officer. Roy King, who was hired as President and Chief Operating Officer in December of last year, is leaving the company.

Mr. Vonk stated, “As we execute on our multi-layer growth strategy, we are confident that we are well served by an outstanding management team that has been strengthened at all levels in the past year. Mr. Vonk added, “We thank Roy for his hard work and dedication and want to express sincere gratitude to Lisa who has played a key role in our company for more than seven years.”

About Gevity

Gevity helps clients increase profits, grow sales and improve customer satisfaction through our comprehensive employment management solution. We serve as the insourced human resource department to small- and medium-sized businesses nationwide. Our unique approach integrates three key drivers of business success: workforce alignment, administrative relief and business protection. We deliver our solution through our innovative people, processing and portal approach, combining the resources of our highly skilled human resource consultants and our scalable, Web-enabled technology platform.

A copy of this press release can be found on the company’s Web site at www.gevity.com.

Pursuant to the Private Securities Litigation Reform Act of 1995, the company is hereby providing cautionary statements to identify important factors that could cause the company's actual results to differ materially from forward-looking statements contained in, or implied by, this press release. Forward-looking statements are those that express expectations, beliefs, plans, objectives, assumptions or future events or performance that are not historical facts. They are often expressed through the use of words or phrases such as "will result," "are expected to," "anticipated," "plans," "intends," "will continue," "estimated," "projection," "forecast" and similar expressions. The results or events contemplated by forward-looking statements are affected by known and unknown risks that may cause the actual results of the company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the company to control or predict, such as risks relating to the following: to the company's guidance for 2006, including the challenges to achieving the company's growth strategy in general, gaining new client employees while passing on increased pricing, increasing professional service fees, resolving issues with the multi-carrier choice program, penetrating the middle market and opening new geographic offices, and its long-term performance standards for 2007 through 2010, our dependence on technology services, the adequacy of our insurance-related loss reserves, the availability of insurance coverage for workers' compensation and medical benefits, damage due to hurricanes and other natural disasters, risks inherent in our acquisition strategy, our dependence on third party technology licenses, our dependence on key personnel, qualified service consultants and sales associates, fluctuations in our quarterly results and sustaining our growth, variability in health insurance claims, state unemployment tax rates and workers' compensation rates, liabilities resulting from our co-employment relationship with our clients, credit risks of our large clients, short termination provisions in our professional services agreements, our geographic market concentration, collateral requirements of our insurance, regulatory compliance, Internet and related security risks, potential liabilities due to potentially being an "employer" due to ERISA and tax regulations and litigation, challenges to expansion due to varying state regulatory requirements, competition and risks relating to recovering insurance premiums paid to a Bermuda reinsurance company. These and other factors are described in the company's filings with the Securities and Exchange Commission, including under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which such statement is made. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

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